Exhibit 99.1

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

July 30, 2009
[U.S. GAAP]

Consolidated Quarterly Financial Results Release
For the Six Months Ended June 30, 2009

Jupiter Telecommunications Co., Ltd. (Consolidated)
Company code number: 4817 (URL http://www.jcom.co.jp/)
Shares traded: JASDAQ
Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer
Please address all communications to:
Yuichi Sekiguchi, IR Department Phone: +81-3-6765-8157 E-Mail: sekiguchiyui@jupiter.jcom.co.jp
Expected date of filing of Quarterly report: August 13, 2009 Expected date of dividend payment: September 8, 2009

(Fractional amounts rounded)

1. Consolidated operating results (From January 1, 2009 to June 30, 2009)

(1) Consolidated financial results

	Revenue		Operating income		Income before noncontrolling interests and income taxes	
	(Millions of yen)	%	(Millions of yen)	%	(Millions of yen)	%
Six months ended June 30, 2009	162,478	13.0	30,398	19.5	28,353	19.6
Six months ended June 30, 2008	143,815	12.3	25,440	25.4	23,708	27.0

	Net income attributable to J:COM shareholders		Net income attributable to J:COM shareholders per share(basic)	Net income attributable to J:COM shareholders per share(diluted)
	(Millions of yen)	%	(Yen)	(Yen)
Six months ended June 30, 2009	14,309	9.5	2,086.06	2,085.72
Six months ended June 30, 2008	13,063	13.2	1,906.79	1,903.49

(Note) The percentages shown next to revenue, operating income, income before noncontrolling interests and income taxes and net income attributable to J:COM shareholders represent year-on-year changes.

(2) Consolidated financial position

	Total assets	J:COM shareholders' equity	Equity capital ratio to total assets	J:COM shareholders' equity per share
	(Millions of yen)	(Millions of yen)	%	(Yen)
June 30, 2009	763,139	362,153	47.5	52,795.78
December 31, 2008	755,670	349,352	46.2	50,940.10

2. Dividend information

	Cash dividend per share (Yen)				
	End of the first quarter	End of the second quarter	End of the third quarter	Year- end	Annual cash dividend
Year ended December 31, 2008	—	500.00	—	250.00	750.00
Year ending December 31, 2009	—	490.00			
Year ending December 31, 2009 (forecasts)			—	490.00	980.00

(Note) Change in forecast of dividends during the six months ended June 30,2009: None

3. Consolidated forecasts for December 2009 term (from January 1, 2009 to December 31, 2009)

	Revenue		Operating income		Income before noncontrolling interests and income taxes		Net income attributable to J:COM shareholders		Net income attributable to J:COM shareholders per share
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Yen)
Annual	330,000	12.1	60,000	11.8	54,500	9.6	29,000	3.7	4,227.83

(Note) The percentages shown next to revenue, operating income, income before noncontrolling interests and income taxes and net income attributable to J:COM shareholders represent year-on-year changes.
Change in forecast for the fiscal year ending December 31, 2009 during the six months ended June 30,2009: None

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Jupiter Telecommunications Co., Ltd. 2 4. Other (1) Changes of significant consolidated subsidiaries : None (2) Adoption of simplified method or specific method to quarterly consolidated financial statements: None (3) Change in significant accounting policies, procedures and presentation in quarterly consolidated financial statements: (i) Changes due to revision of accounting standards and other regulations : Yes (ii) Others : None (Note) Please refer to page 6. (4) Outstanding shares (i) Number of issued shares at end of term (consolidated): As of June 30, 2009: 6,939,508 shares As of December 31, 2008: 6,938,107 shares (ii) Number of treasury stock: As of June 30, 2009: 80,000 shares As of December 31, 2008: 80,000 shares (iii) Number of weighed average stock: Six months ended June 30, 2009: 6,859,120 shares Six months ended June 30, 2008: 6,851,517 shares (Cautionary note regarding future-related information) The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Jupiter Telecommunications Co., Ltd. 3 1. Qualitative information regarding consolidated business results Throughout the first half of the fiscal year ending December 31, 2009, those markets in which Jupiter Telecommunications Co., Ltd. (“J:COM” or “the Company”) and its consolidated group (“the J:COM Group”) operate were characterized by an extremely challenging operating environment. This was particularly evident in the broadcasting and telecommunication service markets where competition with major telecommunications companies further intensified. Despite these circumstances, the J:COM Group made steady progress with its Volume plus Value strategies which targets expansion of the number of subscribing households and improvement of monthly revenue per unit (ARPU), while enhancing management efficiency across the J:COM Group and further strengthening its competitive position. In the area of new subscriber acquisition, and as a part of J:COM’s efforts to diversify its sales channels, additional steps were taken to further develop the J:COM Shops network. As a result of these endeavors, the number of J:COM Shops as of June 30, 2009 increased to 72, up from 50 as of December 31, 2008. Further, the Company made efforts to increase the number of subscribers utilizing the J:COM Group’s inbound call centers as well as to place partner with large appliance franchises. Recognizing the complete changeover to terrestrial digital broadcasting by July 2011 as a significant business opportunity, the J:COM Group continued to implement measures throughout the first half of the fiscal year ending December 31, 2009. In particular, the J:COM Group stepped up efforts to increase the number of fee-based retransmission only households across its service area which comprises 800,000 to 1,000,000 communal reception households. As a result, the Company closed contracts with several large communal reception facilities. (J:COM does not count such retransmission only households as RGUs.) In addition to the above efforts to increase the number of subscribing households, the J:COM Group also established rmeasures aimed at preventing churn, by appointing responsible officers to oversee the implementation of cancellation prevention programs to retain both existing and newly acquired customers. As a part of its efforts to improve ARPU, the J:COM Group continues to promote and enhance value-added TV services. The J:COM Group strengthened and expanded its high-definition (HD) channels provided through the J:COM TV Digital service while reinforcing and augmenting its Video-on-Demand (VOD) and other service capabilities. Complementing its existing lineup of HD channels, the J:COM Group added one premium channel in April 2009 and an additional four channels in movies and dramas from 1st of July. The J:COM Group also plans to add an additional five channels, for an aggregate total of 10, by the end of 2009, bringing the ratio of HD channels to total J:COM TV Digital service channels including terrestrial and BS broadcasting to approximately 40%. Turning to the J:COM Group’s VOD services, J:COM worked diligently to increase usage by enhancing the attractiveness and usability to subscribers so as to increase utilization. As one example, the Company included in its lineup of VOD services the latest dramas broadcasted by FOX channel from July 2009. In this manner, J:COM is providing a platform for viewers to catch up on programs that they were unable to watch when initially broadcast. Looking ahead, the J:COM Group will promote a host of initiatives aimed at bolstering customer viewing of its VOD services. In addition to the previously identified initiatives, J:COM placed considerable emphasis on efforts to streamline the integration of newly acquired cable television companies and businesses into the Company’s network. This entailed vigorous steps to ensure consistency with regard to customer management systems, its product and service content as well as marketing skills. Buoyed by the merger with Mediatti Communications, Inc. on April 1, 2009, the Company worked diligently to reduce costs as a part of its comprehensive efforts to promote increased efficiency in management and business operations. In general terms, the service subscription penetration rate, bundle ratios (the number of services offered per subscribing household) and ARPU of newly acquired subsidiaries are low when compared with those of the existing J:COM Group. This is attributable to differences in the number of services provided and marketing techniques among relevant parties. J:COM services will be gradually incorporated into the former Mediatti group from July 2009. By introducing those services in which J:COM has a competitive advantage, a

Jupiter Telecommunications Co., Ltd. 4 benefit to the aforementioned operating indicators is anticipated. During the first half of the fiscal year ending December 31, 2009, J:COM actively strengthened collaboration with outside parties by marketing its competitive services beyond the confines of the J:COM Group. In May 2009, the Company decided to provide VOD services to its communications, Inc. (iTSCOM), the cable television company of the Tokyu Group. Utilizing the J:COM Group’s platform, VOD services is expected to commence across iTSCOM’s service area within the year. Looking ahead, the J:COM Group will attempt to improve its VOD content procurement capabilities and anticipates further benefits to be realized through increased collaboration. As a result of the above, the total number of subscribing households (the number of households that subscribe to one or more services) of consolidated managed system operators as of June 30, 2009 rose to 3,219,200 households, an increase of 459,600 households (17%) from June 30, 2008. By type of service, cable television subscribers grew by 329,100 households (15%) from June 30, 2008 to 2,574,600 households as of June 30, 2009. Of this total, the number of J:COM TV Digital subscribers rose by 538,100 households (33%) to 2,178,400 households as of June 30, 2009, accounting for 85% of all cable television subscribers. The number of high-speed Internet access and telephony services subscribers increased by 255,800 households (20%) and 261,300 households (19%), respectively as compared to June 30, 2008, rising to 1,536,400 households and 1,666,200 households, respectively as of June 30, 2009. The number of services offered per subscribing household (bundle ratio) was unchanged at 1.79 as of June 30, 2009 from June 30, 2008. However, excluding the impact of Jyohoku New Media Co., Ltd. and former Mediatti group companies, the bundle ratio increased to 1.83. The average monthly revenue per subscribing household (ARPU) decreased from ¥7,754 for the six months ended June 30, 2008 to ¥7,717 for the six months ended June 30, 2009. However, excluding the impact of Jyohoku New Media Co., Ltd. and former Mediatti group companies, ARPU increased to ¥7,801. In the following discussion, J:COM quantifies the impact of acquisitions on its results of operations. The acquisition impact represents the Company’s estimate of the difference between the operating results of the period under comparison that is attributable to the timing of an acquisition. In general, we base our estimate of the acquisition impact on an acquired entity’s operating results during the first three months following the acquisition date such that changes from those operating results in subsequent periods are considered to be organic changes. Included as acquisitions are (i) the January 2008 acquisition of Kyoto Cable Communications Co., Ltd., (ii) the February 2008 business transfer from the Kobe City Development & Management Foundation (arrangement for Cablenet Kobe-Ashiya Co., Ltd., to take over a portion of the service area of Kobe Cable Vision), (iii) the August 2008 consolidation of Fukuoka Cable Network Co., Ltd., and (iv) the December 2008 acquisition of Jyohoku New Media Co., Ltd. (Taito Cable Television), and (v) the December 2008 acquisition of Mediatti Communications, Inc. and its subsidiaries. Revenue Total revenue increased by ¥18,663 million, or 13% from ¥143,815 million for the six months ended June 30, 2008 to ¥162,478 million for the six months ended June 30, 2009. This increase includes ¥11,566 million that is attributable to the aggregate impact of acquisitions. Excluding the effects of these acquisitions, total revenue increased by ¥7,097 million, or 5%. Subscription fees increased by ¥20,255 million, or 17%, from ¥122,103 million for the six months ended June 30, 2008 to ¥142,358 million for the six months ended June 30, 2009. This increase includes ¥12,497 million that is attributable to the aggregate impact of acquisitions. Excluding the impact of acquisitions, subscription fees increased by ¥7,758 million, or 6%. Cable television subscription fees increased by ¥11,942 million, or 18%, from ¥65,380 million for the six months ended June 30, 2008 to ¥77,322 million for the six months ended June 30, 2009. The increase in cable television subscription revenue includes an organic increase in subscription fees that is attributable to an increase in the average number of digital cable subscribers, for which we charge a higher fee compared to our analog cable service, and the associated increase in ARPU. As of June 30, 2009, 85% of cable television subscribers were receiving our digital service, compared to 73% as of June 30, 2008. High-speed Internet subscription fees increased by ¥5,903 million, or 17% from ¥35,523 million for the six months ended June 30, 2008 to ¥41,426 million for the six months ended June 30, 2009. The increase in high-speed Internet subscription revenue

Jupiter Telecommunications Co., Ltd. 5 includes a ¥3,436 million, or 10% organic increase in subscription fees that is attributable to the net effect of (i) an increase in the average number of high-speed Internet subscribers, and (ii) lower ARPU due to product bundling discounts. Telephony subscription fees increased by ¥2,410 million, or 11%, from ¥21,200 million for the six months ended June 30, 2008 to ¥23,610 million for the six months ended June 30, 2009. The increase in telephony subscription revenue includes a ¥1,402 million, or 7% organic increase in subscription fees that is attributable to (i) an increase in the average number of telephony subscribers and (ii) lower ARPU due to a decrease in call volumes. Other revenue decreased by ¥1,592 million, or 7%, from ¥21,712 million for the six months ended June 30, 2008 to ¥20,120 million for the six months ended June 30, 2009. This decrease is primarily attributable to lower construction revenue. Operating Costs and Expenses Operating and programming costs increased by ¥3,839 million, or 7%, from ¥55,803 million for the six months ended June 30, 2008 to ¥59,642 million for the six months ended June 30, 2009. This increase includes ¥3,036 million that is attributable to the aggregate impact of acquisitions. The remaining increase is due primarily to an increase in subscriber related cost and personnel cost. Selling, general and administrative expenses increased by ¥3,684 million, or 13%, from ¥29,333 million for the six months ended June 30, 2008 to ¥33,017 million for the six months ended June 30, 2009. This increase includes ¥3,559 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily attributable to increases in personnel costs partially offset by lower advertising and sales promotion costs. . Depreciation and amortization expenses increased by ¥6,182 million, or 19%, from ¥33,239 million for the six months ended June 30, 2008 to ¥39,421 million for the six months ended June 30, 2009. This increase is attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers. Operating income, as a result of the above items, increased by ¥4,958 million, or 19% from ¥25,440 million for the six months ended June 30, 2008 to ¥30,398 million for the six months ended June 30, 2009. Interest expense, net increased by ¥195 million, or 8%, from ¥2,329 million for the six months ended June 30, 2008 to ¥2,524 million for the six months ended June 30, 2009. Income before non controlling interests and income taxes increased by ¥4,645 million, or 20% from ¥23,708 million for the six months ended June 30, 2008 to ¥28,353 million for the six months ended June 30, 2009. Net income attributable to J:COM shareholders increased by ¥1,246 million, or 10%, from ¥13,063 million for the six months ended June 30, 2008 to ¥14,309 million for the six months ended June 30, 2009 for the reasons set forth above. 2. Financial position Asset, Liability and Shareholders’ equity Total assets increased by ¥7,469 million, from ¥755,670 million as of December 31, 2008 to ¥763,139 million as of June 30, 2009. The increase is primarily due to cash provided from operations for the six months ended June 30, 2009. Total liabilities decreased by ¥6,395 million, from ¥397,383 million as of December 31, 2008 to ¥390,988 million as of June 30, 2009. The decrease is primarily due to a decrease in long-term debt, and capital lease obligations. Total J:COM shareholders’ equity increased by ¥12,801 million, from ¥349,352 million as of December 31, 2008 to ¥362,153 million as of June 30, 2009. The increase is primarily due to net income attributable to J:COM shareholders for the six months ended June 30, 2009. Cash flows For the six months ended June 30, 2009, the net cash provided by our operating activities of ¥57,502 million, and existing cash and cash equivalent was used to fund net cash used in our investing and financing activities of ¥23,253 million and ¥16,057

Jupiter Telecommunications Co., Ltd.

million, respectively.

Cash Provided by Operating Activities. Net cash flows provided by operating activities increased ¥12,677 million, or 28% from ¥44,825 million for the six months ended June 30, 2008 to ¥57,502 million for the six months ended June 30, 2009. The increase is primarily attributable to the net effect of an increase in cash generated from our revenues, an increase in cash paid for income taxes and changes in working capital accounts.

Cash Used in Investing Activities. Net cash used in investing activities increased ¥3,189 million from ¥20,064 million for the six months ended June 30, 2008 to ¥23,253 million for the six months ended June 30, 2009. The net cash used for the six month ended June 30, 2009 primarily consisted of ¥23,536 million for capital expenditures.

Cash Used in Financing Activities. Net cash used in financing activities increased ¥674 million from ¥15,383 million for the six months ended June 30, 2008 to ¥16,057 million for the six months ended June 30, 2009. The ¥16,057 net cash used in financing activities for the six months ended June 30, 2009 consisted of ¥36,255 million principle payments of long-term debt, ¥9,932 million of principle payments under capital lease obligations and ¥1,715 million of dividends paid to shareholders offset by ¥30,000 million of proceeds from long-term debt.

3. Outlook for the coming fiscal year

The Company made no changes in the forecasts since last disclosed on April 28, 2009.

(In millions in yen)

	Revenue	Operating Income	Income before noncontrolling interests and income taxes	Net income attributable to J:COM shareholders
Year ending December 31, 2009 (Forecast)	330,000	60,000	54,500	29,000
Year-on-year-Change (%)	12.1	11.8	9.6	3.7

4. Others

(1) Changes of significant consolidated subsidiaries

None

(2) Adoption of simplified method or specific method to quarterly consolidated financial statements

None

(3) Change in significant accounting policies, procedures and presentation in quarterly consolidated financial statements:

(i) Changes due to revision of accounting standards and other regulations : Yes

(ii) Others : None

Accounting Change Note

SFAS 160

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No.160 (SFAS160). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also states that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity that should be reported as equity in the consolidated financial statements. In addition, SFAS 160 requires (i) that consolidated net income include the amounts attributable to both the parent and noncontrolling interest, (ii) that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and (iii) expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company adopted SFAS 160 effective January 1, 2009 and such adoption resulted in (i) a change in the presentation of minority interests in subsidiaries, which was reclassified to "noncontrolling interests" within equity as of January 1, 2009.

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Jupiter Telecommunications Co., Ltd.

5. Consolidated Financial Statements

JUPITER TELECOMMUNICATIONS CO., LTD.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Account	Six months ended June 30, 2009	Six months ended June 30, 2008	Change		Year ended December 31, 2008
	Amount	Amount	Amount	(%)	Amount
Revenue:					
Subscription fees	142,358	122,103	20,255	16.6	251,849
Other	20,120	21,712	(1,592)	(7.3)	42,459
	162,478	143,815	18,663	13.0	294,308
Operating costs and expenses :					
Operating and programming costs	(59,642)	(55,803)	(3,839)	(6.9)	(112,099)
Selling, general and administrative expenses	(33,017)	(29,333)	(3,684)	(12.6)	(59,514)
Depreciation and amortization	(39,421)	(33,239)	(6,182)	(18.6)	(69,020)
	(132,080)	(118,375)	(13,705)	(11.6)	(240,633)
Operating income	30,398	25,440	4,958	19.5	53,675
Other income (expenses) :					
Interest expense, net:					
Related parties	(835)	(717)	(118)	(16.6)	(1,479)
Other	(1,689)	(1,612)	(77)	(4.7)	(3,240)
Equity in earnings of affiliates	207	284	(77)	(26.9)	600
Other income, net	272	313	(41)	(13.6)	177
Income before noncontrolling interests and income taxes	28,353	23,708	4,645	19.6	49,733
Income tax expense	(12,662)	(9,659)	(3,003)	(31.1)	(19,476)
Net income	15,691	14,049	1,642	11.7	30,257
Less: Net income attributable to noncontrolling interests	(1,382)	(986)	(396)	(40.2)	(2,293)
Net income attributable to J:COM Shareholders	14,309	13,063	1,246	9.5	27,964
Per share data					
Net income attributable to J:COM shareholders per share					
– basic	2,086.06	1,906.79	179.27	9.4	4,079.61
– diluted	2,085.72	1,903.49	182.23	9.6	4,076.17
Weighted average number of ordinary shares outstanding					
– basic	6,859,120	6,851,517	7,603	0.1	6,854,535
– diluted	6,860,230	6,863,393	(3,163)	(0.0)	6,860,334

(Note) Percentages are calculated based on amounts before rounded in Change column.

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Jupiter Telecommunications Co., Ltd. 8 JUPITER TELECOMMUNICATIONS CO., LTD. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (YEN IN MILLIONS) June 30, 2009 December 31, 2008 Change Account Amount Amount Amount Current assets: Cash and cash equivalents 39,695 21,503 18,192 Accounts receivable 13,511 14,838 (1,327) Allowance for doubtful accounts (415) (396) (19) Deferred tax assets - current 11,126 11,429 (303) Prepaid expenses and other current assets 7,194 7,250 (56) Total current assets 71,111 54,624 16,487 Investments: Investments in affiliates 13,606 13,363 243 Investments in other securities, at cost 2,143 2,141 2 Total investments 15,749 15,504 245 Property and equipment, at cost: Land 3,918 3,056 862 Distribution system and equipment 647,053 620,017 27,036 Support equipment and buildings 48,369 45,580 2,789 699,340 668,653 30,687 Less accumulated depreciation (320,587) (284,919) (35,668) Total property and equipment 378,753 383,734 (4,981) Other assets: Goodwill 245,848 246,196 (348) Identifiable intangible assets, net 35,840 38,159 (2,319) Deferred tax assets – non current 2,221 4,137 (1,916) Other 13,617 13,316 301 Total other assets 297,526 301,808 (4,282) Total assets 763,139 755,670 7,469

Jupiter Telecommunications Co., Ltd. 9 (YEN IN MILLIONS) June 30, 2009 December 31, 2008 Change Account Amount Amount Amount Current liabilities: Short-term loans 7,255 6,092 1,163 Long-term debt–current portion 12,388 12,453 (65) Capital lease obligations–current portion Related parties 16,014 15,355 659 Other 3,625 3,108 517 Accounts payable 21,933 21,298 635 Income taxes payable 9,968 9,907 61 Deposit from related parties 4,381 4,124 257 Deferred revenue – current portion 7,564 7,314 250 Accrued expenses and other liabilities 9,236 10,059 (823) Total current liabilities 92,364 89,710 2,654 Long-term debt, less current portion 164,298 170,488 (6,190) Capital lease obligations, less current portion: Related parties 38,176 38,705 (529) Other 5,466 6,763 (1,297) Deferred revenue 63,726 66,537 (2,811) Deferred tax liabilities – non current 11,819 11,827 (8) Other liabilities 15,139 13,353 1,786 Total liabilities 390,988 397,383 (6,395) Shareholders’ equity: Ordinary shares no par value 117,218 117,162 56 Additional paid-in capital 226,523 226,388 135 Retained earnings 27,050 14,457 12,593 Treasury stock (7,520) (7,520) . Accumulated other comprehensive loss (1,118) (1,135) 17 Total J:COM shareholders’ equity 362,153 349,352 12,801 Noncontrolling interests in subsidiaries 9,998 8,935 1,063 Total shareholders’ equity 372,151 358,287 13,864 Total liabilities and shareholders’ equity 763,139 755,670 7,469

Jupiter Telecommunications Co., Ltd. 10 JUPITER TELECOMMUNICATIONS CO., LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (YEN IN MILLIONS) Six months ended June 30, 2009 Six months ended June 30, 2008 Year ended December 31, 2008 Classification Amount Amount Amount Cash flows from operating activities: Net income 15,691 14,049 30,257 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 39,421 33,239 69,020 Equity in earnings of affiliates (207) (284) (600) Stock compensation expenses 57 25 55 Deferred income taxes 1,803 1,973 2,772 Non-cash gain from forgiveness of debt . (135) (135) Changes in operating assets and liabilities, excluding effects of business combinations: Decrease in accounts receivable, net 1,338 1,131 96 Increase in prepaid expenses and other current assets (433) (1,549) (1,273) Increase in other assets (290) (47) (2,339) Decrease in accounts payable (246) (4,626) (3,418) Increase in accrued expenses and other liabilities 1,515 1,384 7,247 Decrease in deferred revenue (1,147) (335) (990) Net cash provided by operating activities 57,502 44,825 100,692 Cash flows from investing activities: Capital expenditures (23,536) (17,254) (46,972) Acquisitions of new subsidiaries, net of cash acquired . (1,131) (27,700) Acquisition of business operation . (1,710) (1,710) Other investing activities 283 31 25 Net cash used in investing activities (23,253) (20,064) (76,357) Cash flows from financing activities: Proceeds from issuance of common stock 111 727 856 Acquisition of noncontrolling interests in consolidated subsidiaries (176) . . Net increase/(decrease) in short-term loans 1,163 (200) (294) Proceeds from long-term debt 30,000 25,284 55,284 Principal payments of long-term debt (36,255) (33,451) (62,438) Principal payments under capital lease obligations (9,932) (8,499) (17,105) Cash dividend paid to shareholders (1,715) . (3,428) Other financing activities 747 756 1,403 Net cash used in financing activities (16,057) (15,383) (25,722) Net increase/(decrease) in cash and cash equivalents 18,192 9,378 (1,387) Cash and cash equivalents at beginning of year 21,503 22,890 22,890 Cash and cash equivalents at end of period 39,695 32,268 21,503

Jupiter Telecommunications Co., Ltd. 11 Assumptions for Going Concern None Segment Information (1) Operating segments The Company’s channel services are considered a separate operating segment, however, due to the insignificant size of these channel service operations, management has determined it has one reportable segment “Broadband communications services”. Therefore, information on operating segments is not applicable in this section. (2) Segment information by region Since the Company does not have any overseas subsidiaries or branches, this section is not applicable. Significant Changes in Shareholders' Equity None Subsequent Events New Issue of Straight Bond Based on the resolution of the Board of Directors on January 27, 2009, the Company issued Unsecured Straight Corporate Bond under the terms and conditions mentioned below. Type of issue: The First Unsecured Straight Corporate Bond (with pari passu clause) Total amount of issue: 10 Billion Yen Denomination per bond: 0.1 Billion yen Issue price: 100 Yen par value of 100 Yen Payment date: July 2, 2009 Coupon rate: 1.51% per annum Maturity date: The bond principal will be redeemed in full on June 30, 2014 Collateral and guarantee: The bonds are not secured by any property or guarantee, nor have assets been specially pledged as collateral for these bonds. Use of proceeds: Repayment of borrowings

Consolidated Quarterly Financial Data (U.S. GAAP) (100 million yen) 2008 2008 2008 2008 Actual Actual change (amount) Actual Actual change (amount) progress rate Actual Actual change (amount) Actual Actual change (amount) Forecasts Revenue: 715 808 93 1,438 1,625 187 49% 2,177 2,943 3,300 Subscription fees 605 708 103 1,221 1,424 203 1,857 2,518 CATV 324 385 61 654 773 119 993 1,344 HS Internet access 176 206 31 355 414 59 541 735 Telephony 106 117 11 212 236 24 323 439 Other 110 100 (10) 217 201 (16) 320 425 Operating costs and expenses: 581 653 72 1,184 1,321 137 49% 1,783 2,406 2,700 Operating & programming costs 275 297 22 558 596 38 840 1,121 Selling, general & administrative expenses 142 159 18 293 330 37 438 595 Depreciation & amortization 165 197 32 332 394 62 505 690 Operating Income 134 155 21 254 304 50 51% 393 537 600 125 147 22 237 284 46 52% 366 497 545 67 69 3 131 143 12 49% 204 280 290 OCF(EBITDA)*1 299 352 53 587 699 112 899 1,228 Margin (%) 41.8% 43.5% 1.7% 40.8% 43.0% 2.2% 41.3% 41.7% Capital Expenditure 119 150 31 244 316 72 399 624 Capital expenditure 79 112 34 173 235 63 289 470 Capital lease expenditure 41 38 (3) 71 81 9 109 154 Actual change (amount) Actual change (amount) Actual change (amount) Actual change (amount) Total Assets 7,557 7,592 35 7,631 75 J:COM Shareholders' Equity 3,494 3,548 55 3,622 128 Equity capital ratio to total assets 46% 47% 1% 47% 1% Debt (Including lease obligations) 2,530 2,526 (4) 2,472 (57) Net debt 2,315 2,225 (89) 2,075 (239) 0.66 0.63 0.03 0.57 (0.09) 2008 2008 2008 2008 Actual Actual Actual Actual Actual Actual Actual Actual Cash provided by operating activities 180 259 448 575 719 1,007 Cash used in investing activities (108) (113) (201) (233) (326) (764) Cash used in financing activities (87) (61) (154) (161) (261) (257) Free Cash Flow*1, 2 61 109 204 259 320 383 Increase (Decrease) in cash (15) 85 94 182 132 (14) ( ) indicates minus figure. Effects of acquisitions: Revenue 11.6 bn, (Subscription fee 12.5 bn, Others (0.9) bn), Operating & programming costs 3.0 bn, Selling, general & administrative expenses 3.6 bn. Amounts have been rounded to the nearest 100 million yen. As a result, the sums of individual items might not equal the totals. Figures for previous year have been adjusted to conform to the method of presentation for the year ending December 2009. Quarterly financial data has not been audited or reviewed by independent auditors. *1:OCF (EBITDA) and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission's Regulation G. For related definitions and reconciliations, see the Investor Relations section of the Liberty Global Inc.website (www.lgi.com OCF (EBITDA) = Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, other operating charges or credits) *2: (Free Cash Flow)=(Cash flows from operating activities) - (Capital expenditures)-(Capital lease expenditures) 2009 9 months ended Sep 30 2009 6 months ended Jun 30 6 months ended Jun 30 6 months ended Jun 30 2009 2009 2009 3 months ended Mar 31 Assets and Liabilities Cash Flows P/L Net Income attributable to J:COM shareholders D/E ratio (Net debt / J:COM shareholders' equity) Income before noncontrolling interests and income taxes 2009 2009 3 months ended Mar 31 9 months ended Sep 30 12 months ended Dec 31 2009 12 months ended Dec 31 3 months ended Mar 31 2009 As of Dec 08 2009 July 30, 2009 12 months ended Dec 31 9 months ended Sep 30 2009 2009 2009 Jupiter Telecommunications Co.,Ltd. (Cautionary note regarding future-related information) The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis. Highlights of Q2 2009 (1/3)

12

J:COM

Highlights of Q2 2009 (2/3)

July 30, 2009
Jupiter Telecommunications Co.,Ltd.

Consolidated Quarterly Operational Data

Consolidated systems

	Number of Households											
	As of Mar 31			As of Jun 30			As of Sep 30			As of Dec 31		
	2008	2009	Change	2008	2009	Change	2008	2009	Change	2008	2009	Change
Homes passed*1	9,874,200	12,380,000	2,505,800	9,940,100	12,466,300	2,526,200	10,845,400			12,241,500		
RGUs*2												
CATV	2,224,300	2,554,700	330,400	2,245,500	2,574,600	329,100	2,346,800			2,557,000		
of which digital service	1,563,500	2,085,300	521,800	1,640,300	2,178,400	538,100	1,767,600			1,997,000		
High Speed Internet access	1,242,200	1,503,800	261,600	1,280,600	1,536,400	255,800	1,348,800			1,486,800		
Telephony	1,356,000	1,615,100	259,100	1,404,900	1,666,200	261,300	1,510,600			1,569,800		
Total	4,822,500	5,673,600	851,100	4,931,000	5,777,200	846,200	5,206,200			5,613,600		
Total number of subscriber*3	2,714,700	3,181,200	466,500	2,759,600	3,219,200	459,600	2,903,300			3,167,400		
Average number of RGUs per customer	1.78	1.78	0	1.79	1.79	0.0	1.79			1.77		
Monthly churn rate*4	1.1%	1.2%	0.1%	1.0%	1.1%	0.1%	1.0%			1.0%		
CATV	1.1%	1.2%	0.1%	1.1%	1.2%	0.1%	1.0%			1.0%		
HS Internet access	1.5%	1.5%	0.0%	1.3%	1.4%	0.1%	1.3%			1.2%		
Telephony	0.8%	0.9%	0.1%	0.8%	0.9%	0.1%	0.7%			0.7%		
ARPU*5	¥7,733	¥7,703	¥-30	¥7,754	¥7,717	¥-37	¥7,774			¥7,789		

Number of Homes passed, total RGUs and total number of subscribers are rounded to the nearest hundred.
*1 Number of households that are connected to the network and can receive J:COM services.
*2 Revenue Generating Units
*3 Number of households subscribing at least one service.
*4 Average monthly churn rate = Monthly number of disconnects from a service / Monthly weighted-average number of subscribers / Number of months in the period
*5 ARPU is calculated as follows: average monthly revenue of managed system (excluding installation, poor reception and other revenues) for the period, divided by the weighted-average number of connected customers during the period.

J:COM Group

		As of Dec 08	2009							
			As of Mar 31	Change	As of Jun 30	Change	As of Sep 30	Change	As of Dec 31	Change
Consolidated subsidiaries		36	35	(1)	33	(3)				
	CATV company	25	25	-	23	(2)				
	Others	11	10	(1)	10	(1)				
Equity-method affiliates		9	10	1	10	1				
	CATV company	1	1	-	1	-				
	Others	8	9	1	9	1				
Group total		45	45	-	43	(2)				
	CATV company total	26	26	-	24	(2)				
	Others	19	19	-	19	-				

(Note) Changes show the difference from December 31, 2008
The number of consolidated subsidiaries decreased by one, as a result of the merger on January 1, 2009 of @Net Home Co., Ltd. and J:COM Technologies Co., Ltd.,with a new company name, Technology Networks Inc.
The number of equity-method affiliates increased by one through the establishment of Open Wireless Platform LLC. on March 31, 2009.
The number of consolidated subsidiaries decreased by 2, as a result of the merger on April 1, 2009 of Jupiter Telecommunications Co., Ltd. and Mediatti Communications, Inc.
and a result of the merger on May 1, 2009 of J:COM West Co., Ltd. and Kitakawachi Cable Net Co., Ltd.

J:COM

Highlights of Q2 2009 (3/3)

July 30, 2009
Jupiter Telecommunications Co.,Ltd.

Operational Data of Newly Consolidated Subsidiaries

	Number of Households											
	As of Mar 31			As of Jun 30			As of Sep 30			As of Dec 31		
	2008	2009	Change	2008	2009	Change	2008	2009	Change	2008	2009	Change
Former Fukuoka Cable Network												
Homes passed		570,000			584,800		540,800			553,000		
RGUs												
CATV		86,600			87,900		85,900			86,400		
of which digital service		67,000			72,300		60,000			63,200		
High Speed Internet access		45,800			47,300		44,400			45,300		
Telephony		63,500			65,300		60,500			62,000		
Total		195,900			200,500		190,800			193,700		
Total number of subscribers		116,300			118,400		114,400			115,700		
Average number of RGUs per customer		1.68			1.69		1.67			1.67		
Taito Cable Televison												
Homes passed		80,200			80,800					80,000		
RGUs												
CATV		10,000			10,200					10,100		
of which digital service		6,800			7,200					6,700		
High Speed Internet access		4,300			4,400					4,300		
Telephony		-			200					-		
Total		14,300			14,800					14,400		
Total number of subscribers		11,800			12,600					11,900		
Average number of RGUs per customer		1.21			1.17					1.21		
Former Mediatti Group												
Homes passed		1,251,000			1,245,800					1,224,700		
RGUs												
CATV		184,400			187,600					184,100		
of which digital service		146,700			152,700					142,200		
High Speed Internet access		107,200			109,500					105,300		
Telephony		14,700			17,900					10,900		
Total		306,300			315,000					300,300		
Total number of subscribers		218,700			222,800					218,900		
Average number of RGUs per customer		1.40			1.41					1.37		

We disclose operational data for the system oparator acquired within one year.
Subscriber numbers of the newly consolidated systems and operations are included in Operational Data. These numbers are subject to change once they are unified under J:COM's calculation method.